FOR IMMEDIATE RELEASE

Labcorp Contacts:

Investors: Chas Cook — 336-436-5076
Investor@Labcorp.com

Media: Michele Mazur – 336-436-8263
Media@Labcorp.com

LABCORP INITIATES QUARTERLY DIVIDEND

BURLINGTON, N.C., April 7, 2022 — Labcorp (NYSE: LH) (the Company), a leading global life sciences company, announced today that its Board of Directors (the Board) has declared a cash dividend of $0.72 per share of common stock. The dividend will be payable on June 9, 2022, to stockholders of record as of the close of business on May 19, 2022.

The declaration and payment of the dividend is consistent with Labcorp’s previously announced intention to initiate paying quarterly dividends beginning in the second quarter of 2022. Labcorp currently expects to continue to pay quarterly cash dividends, with future declarations subject to Board approval at its discretion. The decision of whether to pay future dividends and the amount of dividends will be based on Labcorp's financial position, results of operations, cash flows, capital requirements, applicable law, and any other factors the Board may deem relevant.

About Labcorp
Labcorp is a leading global life sciences company that provides vital information to help doctors, hospitals, pharmaceutical companies, researchers, and patients make clear and confident decisions. Through our unparalleled diagnostics and drug development capabilities, we provide insights and accelerate innovations to improve health and improve lives. With over 75,000 employees, we serve clients in more than 100 countries. Labcorp (NYSE: LH) reported revenue of $16 billion in FY 2021. Learn more about Labcorp at www.Labcorp.com, or follow us on LinkedIn and Twitter @Labcorp.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements with respect to the Company’s plans with respect to dividends.

Each of the forward-looking statements is subject to change based on various important factors, many of which are beyond the company’s control, including without limitation, the trading price of the Company’s stock, competitive actions and other unforeseen changes and general uncertainties in the marketplace, changes in government regulations, including healthcare reform, customer purchasing decisions, including changes in payer regulations or policies, other adverse actions of governmental and third-party payers, changes in testing guidelines or recommendations, federal, state, and local government responses to the COVID-19 pandemic, the effect of public opinion on the company’s reputation, adverse results in material litigation matters, the impact of changes in tax laws and regulations, failure to maintain or develop customer relationships, the ability to develop or acquire new products and adapt to technological changes, failure in information technology, systems or data security, the impact of potential losses under repurchase agreements, adverse weather conditions, the number of revenue days in a financial period, employee relations, personnel costs, inflation, and the effect of exchange rate fluctuations. These factors, in some cases, have affected and in the future (together with other factors) could affect the Company’s ability to implement its business strategy, and actual results could differ materially from those suggested by these forward-looking statements. As a result, readers are cautioned not to place undue reliance on any of these forward-looking statements.

The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Further information on potential factors, risks and uncertainties that could affect operating and financial results is included in the Company’s most recent Annual Report on Form 10-K and subsequent Forms 10-Q, including in each case under the heading RISK FACTORS, and in the Company’s other filings with the SEC. The information in this press release should be read in conjunction with a review of the Company’s filings with the SEC including the information in the company’s most recent Annual Report on Form 10-K, and subsequent Forms 10-Q.

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